SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                             December 19, 2000
                     ---------------------------------
                     (Date of earliest event reported)


                         JOHNS MANVILLE CORPORATION
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           (Exact name of Registrant as specified in its charter)


 Delaware                        1-8247                       84-0856796
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(State of                    (Commission File No.)         (IRS Employer
Incorporation)                                             Identification No.)


                              717 17th Street
                           Denver, Colorado 80202
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        (Address of principal executive offices, including zip code)


                               (303) 978-2000
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            (Registrant's telephone number, including area code)


                               Not Applicable
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       (Former name or former address, if changed since last report)



Item 5.        Other Events

               On December 20, 2000, Johns Manville Corporation (the "Company") announced that it had entered into an Agreement and Plan of Merger with Berkshire Hathaway Inc. ("Berkshire") and J Acquisition Corporation ("Acquisition Subsidiary"), a wholly-owned subsidiary of Berkshire, dated as of December 19, 2000 (the "Merger Agreement"), a copy of which is attached hereto as Exhibit 2.1 and is hereby incorporated by reference. This announcement follows the December 8, 2000 announcement by the Company that a merger agreement, dated June 22, 2000, with an investor group led by affiliates of Hicks Muse Tate & Furst Incorporated and Bear Stearns Merchant Banking had been terminated by mutual agreement.

               Under the terms of the Merger Agreement, among other things, Acquisition Subsidiary is required to commence a tender offer within ten business days after the execution of the Merger Agreement to purchase all of the outstanding shares of common stock of the Company for $13.00 per share. The tender offer, when commenced, will be subject to conditions including receipt of governmental approvals, receipt of an order of the U.S. Bankruptcy Court for the Southern District of New York approving The Manville Personal Injury Settlement Trust's (the "Manville Trust") tender and other matters, and other customary conditions.

               The Company has entered into an Amended and Restated Tax Matters and Amended Trust Relationship Agreement, dated as of December 19, 2000, between the Company and the Manville Trust (the "Tax Matters Agreement"), pursuant to which, among other things, the Company has agreed to pay the Manville Trust $90 million in settlement of the Company's obligation for future income taxes of the Manville Trust. The parties' obligations to consummate the transactions contemplated by the Tax Matters Agreement are subject to, among other things, receipt of the Bankruptcy Court order referred to above and the purchase of the Manville Trust's shares in the transaction. A copy of the Tax Matters Agreement is attached hereto as Exhibit 2.2 and is hereby incorporated by reference.

               The Manville Trust has entered into a Stockholder Agreement with Berkshire and Acquisition Subsidiary, dated as of December 19, 2000, requiring it to tender the shares Company common stock it holds in the tender offer and to sell to Acquisition Subsidiary all of its shares of Company common stock immediately following the expiration of the tender offer if the Manville Trust fails to tender and not withdraw its shares in the tender offer. The Manville Trust's obligation to tender or sell its shares of Company common stock is subject to receipt of the Bankruptcy Court order referred to above. A copy of the Stockholder Agreement is attached hereto as Exhibit 2.3 and is hereby incorporated by reference.

               The Company has also entered into a Share Purchase
Agreement, dated as of December 19, 2000, between the Company and the Trust (the "Share Purchase Agreement"), pursuant to which the Company will purchase 10,500,000 shares of Company common stock from the Trust for an aggregate price of $136,500,000 ($13.00 per share). A copy of the Share Purchase Agreement is attached hereto as Exhibit 2.4 and is hereby incorporated by reference.


Item 7.        Financial Statements, Pro Forma
               Financial Information and Exhibits.

               (c) Exhibits

                      2.1           Agreement and Plan of Merger,
                                    dated as of December 19, 2000,
                                    among Johns Manville Corporation,
                                    Berkshire Hathaway Inc. and J
                                    Acquisition Corporation.

                      2.2 Amended and Restated Tax Matters and Amended Trust Relationship Agreement, dated as of December 19, 2000, between Johns Manville Corporation and Manville Personal Injury Settlement Trust.

                      2.3 Stockholder Agreement, dated as of December 19, 2000, between
                                    Berkshire Hathaway Inc. and J
                                    Acquisition Subsidiary and
                                    Manville Personal Injury
                                    Settlement Trust.

                      2.4 Share Purchase Agreement, dated as of December 19, 2000, between Johns Manville Corporation and Manville Personal Injury
                                    Settlement Trust.


                                 SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    JOHNS MANVILLE CORPORATION


                                    By:
                                       ----------------------------
                                    Name:
                                    Title:


Date: December 21, 2000



                               EXHIBIT INDEX


Exhibit
  No.
--------

2.1 Agreement and Plan of Merger, dated as of December 19, 2000, among Johns Manville
               Corporation, Berkshire Hathaway Inc. and J
               Acquisition Corporation.

2.2            Amended and Restated Tax Matters and Amended Trust
               Relationship Agreement, dated as of December 19, 2000, between Johns Manville Corporation and Manville Personal Injury Settlement Trust.

2.3            Stockholder Agreement, dated as of December
               19, 2000, between Berkshire Hathaway Inc.
               and J Acquisition Subsidiary and Manville
               Personal Injury Settlement Trust.

2.4            Share Purchase Agreement, dated as of
               December 19, 2000, between Johns Manville
               Corporation and Manville Personal Injury
               Settlement Trust.